Exhibit 99.1

China Information Technology, Inc.
Announces Results of Its 2012 Annual Meeting of Stockholders
And Approval of Reorganization Merger

SHENZHEN, China, October 31, 2012 -- China Information Technology, Inc. (the “Company”) (Nasdaq: CNIT), a leading provider of information technologies and display technologies based in China, today announced the official results of its 2012 Annual Meeting of Stockholders, held on Wednesday October 31, 2012 at 9:00 a.m., local time in Shenzhen, China. The stockholders voted on four proposals and cast their votes as described below:

1.

The stockholders elected Messrs. Jiang Huai Lin, Zhi Qiang Zhao, Yun Sen Huang, Qiang Lin and Remington C.H. Hu to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	The stockholders ratified the appointment of GHP Horwath, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012;

3.

The stockholders approved on an advisory (non-binding) basis, the executive compensation awarded to the Company’s named executive officers as disclosed in the proxy statement for the 2012 Annual Meeting of Stockholders; and

4.

The stockholders adopted the agreement and plan of merger and reorganization by and among the Company, China Information Technology, Inc., a newly formed company incorporated under the laws of the British Virgin Islands that is currently a wholly owned subsidiary of the Company (“CNIT BVI”), and China Information Mergerco Inc., a newly formed Nevada corporation that is currently a wholly owned subsidiary of CNIT BVI (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of CNIT BVI, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of CNIT BVI, which shares will be issued by CNIT BVI as part of the merger (the “Reorganization”).

The Company is proceeding with the completion of the Reorganization and expects it to become effective on October 31, 2012 at 4:30 p.m. Eastern Time.

Pursuant to the approval of the Company’s stockholders today, Merger Sub, a Nevada corporation and a wholly-owned subsidiary of CNIT BVI, will merge with and into the Company. As a result of the Reorganization, CNIT BVI will become the parent company of the Company and the combined company expects to continue to conduct its business in substantially the same manner as the Company does today.

Upon completion of the Reorganization, the Company’s stockholders will have their existing common stock automatically converted into a right to receive an equal number of ordinary shares of CNIT BVI, which will be traded on the NASDAQ Global Select Market under the same stock symbol “CNIT.”

Following completion of the Reorganization, CNIT BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission. It will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, and as long as CNIT BVI’s ordinary shares are listed on The NASDAQ Stock Market, the governance and disclosure rules of that stock exchange.

About China Information Technology, Inc.

China Information Technology, Inc., through its subsidiaries and other consolidated entities, specializes in geographic information systems (GIS), digital public security technology (DPST), and hospital information systems (HIS), as well as high-end digital display products and solutions in China. Headquartered in Shenzhen, China, the Company's integrated solutions include specialized software, hardware, systems integration, and related services to help its customers improve efficiency in information management. To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Information Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein, are “forward-looking statements”. These forward-looking statements, often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
Iris Yan
Tel: +86 755 8370 4767
Email: IR@chinacnit.com
Web: http://www.chinacnit.com